NEWS RELEASE

Cleveland-Cliffs Inc. Reports Fourth-Quarter and Full-Year 2019 Results

•	Fourth-quarter net income of $63 million or $0.23 per diluted share, including $0.02 per diluted share of acquisition-related costs

•	Full-year net income of $293 million or $1.03 per diluted share

CLEVELAND—February 20, 2020—Cleveland-Cliffs Inc. (NYSE: CLF) today reported fourth-quarter and full-year results for the period ended December 31, 2019.

Fourth-quarter 2019 consolidated revenues were $534 million, compared to prior-year fourth-quarter revenues of $696 million. Cost of goods sold were $407 million, compared to $494 million reported in the fourth quarter of 2018.

For the fourth quarter of 2019, the Company recorded net income of $63 million, or $0.23 per diluted share. This included $7 million, or $0.02 per share, in costs related to the acquisition of AK Steel. This compares to net income of $610 million, or $1.98 per diluted share, recorded in the prior-year quarter which included a $461 million, or $1.50 per share, release of a tax valuation allowance in the United States.

Fourth-quarter 2019 Adjusted EBITDA1 was $111 million, compared to $188 million in the fourth quarter of 2018.

Full-Year Consolidated Results
Full-year 2019 consolidated revenues were $2.0 billion, compared to the prior year's revenues of $2.3 billion. Cost of goods sold were $1.4 billion, compared to $1.5 billion reported in 2018.

For the full-year 2019, the Company recorded net income of $293 million. This compares to net income of $1.1 billion recorded in the prior year, which was positively impacted by a $461 million release of a tax valuation allowance in the United States and a one-time gain of $228 million related to historical changes in foreign currency translation.

For the full-year 2019, Adjusted EBITDA1 was $525 million, compared to $766 million in 2018.

	(In Millions)
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Adjusted EBITDA[1]
Mining and Pelletizing	$157.6	$217.4	$668.3	$875.3
Metallics	(4.1)	(0.8)	(8.1)	(3.3)
Corporate/Other	(42.4)	(28.6)	(135.4)	(105.7)
Total Adjusted EBITDA[1]	$111.1	$188.0	$524.8	$766.3

Lourenco Goncalves, Chairman, President and Chief Executive Officer, said: “We finished 2019 on an exciting note with the announcement of the acquisition of AK Steel by Cleveland-Cliffs.  With this transformational acquisition we will become a leading supplier of the most sophisticated carbon and stainless steel products to high-end clients, including engineered parts to the automotive industry as a Tier 1 supplier to several different models of cars, SUVs and trucks. On top of that, we will be totally self-sufficient in pellets and rely only on ourselves to get our iron ore feedstock, while preserving our ability to supply customized pellets to other steel mills, as we have been doing so successfully for a long time. The performance of the new Cleveland-Cliffs will be less subject to the volatility of commodity indices and more reliant on fixed-price contracts, which will provide us with much more predictable free cash flow generation.”

Mr. Goncalves continued, "In 2019 we also made incredible progress in advancing our Toledo HBI project to an ahead-of-schedule completion. We remain on track to start producing and selling this highly sought-after product to the marketplace in the first half of this year. With both the upcoming completion of the acquisition of AK Steel and the Toledo HBI plant coming online, 2020 will be a transformational year for us, and we can't wait to deliver on all of the potential Cleveland-Cliffs has in store.”

Mr. Goncalves concluded: “To our shareholders, I want to personally thank you in advance for your vote approving the AK Steel transaction, which will open up immense opportunities for us that we could not achieve otherwise as a commodity price driven standalone company."

Mining and Pelletizing

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Volumes - In Thousands of Long Tons
Sales volume	5,844	6,503	19,371	20,563
Production volume	5,178	5,598	19,915	20,329
Sales Margin - In Millions
Revenues from product sales and services	$574.4	$696.3	$2,069.2	$2,332.4
Cost of goods sold	435.7	494.3	1,469.2	1,522.8
Sales margin	$138.7	$202.0	$600.0	$809.6
Sales Margin - Per Long Ton
Revenues from product sales and services*	$90.79	$99.42	$99.50	$105.64

Cash cost of goods sold rate[2]	63.62	65.43	64.45	62.95
Depreciation, depletion and amortization	3.44	2.92	4.08	3.32
Cost of goods sold*	67.06	68.35	68.53	66.27
Sales margin	$23.73	$31.07	$30.97	$39.37

*Excludes revenues and expenses related to freight, which are offsetting and have no impact on sales margin.

Mining and Pelletizing pellet sales volume in the fourth quarter of 2019 was 5.8 million long tons, a 10 percent decrease when compared to the fourth quarter of 2018. The decrease was a result of reduced customer demand, partially offset by intercompany sales to the Toledo HBI plant.

Realized revenues were $91 per long ton in the fourth quarter of 2019. The quarter's results were negatively impacted by an unfavorable true-up of previously sold volumes due to lower pellet premiums and HRC prices, as well as unfavorable customer mix.
Fourth-quarter cash cost of goods sold rate2 of $64 decreased 3 percent compared to the prior-year quarter, as a result of lower royalties and employee-related expenses.

Outlook
All outlook projections only refer to Cliffs on a standalone basis, and do not contemplate the pending acquisition of AK Steel.

Based on the following full-year average pricing assumptions:
•iron ore prices of $90 per metric ton,
•steel prices of $650 per short ton,
•and pellet premiums of $50 per metric ton;

Cliffs would expect to generate approximately $300-325 million of net income and $550-575 million of Adjusted EBITDA1 for the full-year 2020 on a standalone basis.

In 2020, the standalone Company also expects:
•$125 million in interest expense,
•$25 million in tax expense (all non-cash),
•and $100 million in depreciation, depletion, and amortization.

Additionally, Cliffs expects to receive approximately $60 million in cash tax refunds during the third quarter of 2020.

On a standalone basis, Cliffs' 2020 capital spending expectation is $350-$400 million, including the remaining spend to complete the Toledo HBI production plant, sustaining capital, and capitalized interest.

Conference Call Information
Cleveland-Cliffs Inc. will host a conference call this morning, February 20, 2020, at 10 a.m. ET. The call will be broadcast live and archived on Cliffs' website: www.clevelandcliffs.com
About Cleveland-Cliffs Inc.
Founded in 1847, Cliffs is the largest and oldest independent iron ore mining company in the United States. Cliffs is a major supplier of iron ore pellets to the North American steel industry from its mines and pellet plants located in Michigan and Minnesota. In 2020, Cliffs expects to be the sole producer of hot briquetted iron (HBI) in the Great Lakes region with the development of its first production plant in Toledo, Ohio. On December 2, 2019, Cliffs agreed to acquire AK Steel, a leading North American producer of sophisticated steel products, which is expected to close in the first quarter of 2020. Driven by the core values of safety, social, environmental and capital stewardship, Cliffs’ employees endeavor to provide all stakeholders with operating and financial transparency.

Forward-Looking Statements
This release contains certain forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this release, words such as “anticipate,” “assume,” “believe,” “build,” “continue,” “create,” “design,” “estimate,” “expect,” “focus,” “forecast,” “future,” “goal,” “guidance,” “imply,” “intend,” “look,” “objective,” “opportunity,” “outlook,” “plan,” “position,” “potential,” “predict,” “project,” “prospective,” “pursue,” “seek,” “strategy,” “target,” “work,” “could,” “may,” “should,” “would,” “will” or the negative of such terms or other variations thereof and words and terms of similar substance may identify forward-looking statements, including statements with respect to the businesses, strategies and plans of AK Steel and Cliffs, their expectations relating to the Merger, including the expected benefits of the proposed Merger and the anticipated completion of the proposed Merger or the timing thereof, and their respective future financial condition and performance and expectations, estimates and projections about Cliffs’ or AK Steel’s respective industries or businesses. Cliffs and AK Steel caution investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. Investors are cautioned not to place undue reliance on forward-looking statements. Among the risks and uncertainties that could cause actual results to differ from those described in forward-looking statements are the following: the risk that the Merger Agreement may be terminated in accordance with its terms and that the Merger may not be completed; the possibility that Cliffs shareholders may not approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the issuance of Cliffs common shares in connection with the Merger; the possibility that AK Steel stockholders may not adopt the Merger Agreement; the risk that the parties may not be able to satisfy any or all of the conditions to the completion of the Merger in a timely manner or at all; the risk that governmental agencies may require Cliffs to agree to certain restrictions on the combined company’s business in order to obtain the required regulatory approvals for the Merger, which may negatively impact the combined company’s results of operations; the risk that the Merger may be less accretive than expected, or may be dilutive, to Cliffs’ earnings per share, which may negatively affect the market price of Cliffs common shares; the possibility that Cliffs and AK Steel will incur significant transaction and other costs in connection with the Merger, which may be in excess of those anticipated by Cliffs or AK Steel; the risk that the financing transactions to be undertaken in connection with the Merger have a negative impact on the combined company’s credit profile or financial condition; the risk that Cliffs may fail to realize the benefits expected from the Merger; the risk that the combined company may be unable to achieve anticipated synergies or that it may take longer than expected to achieve those synergies; the risk that any announcements relating to, or the completion of, the Merger could have adverse effects on the market price of Cliffs common shares; the risk related to any unforeseen liability and future capital expenditure of AK Steel or Cliffs; pending litigation relating to the proposed Merger and potential future litigation that could be instituted against Cliffs, AK Steel or their respective directors; the risks related to Cliffs’ ability to issue new senior notes or obtain a new revolving credit facility in connection with the Merger on favorable terms, if at all; the risk that the Merger and its announcement or completion could have an adverse effect on the ability of Cliffs and AK Steel to retain customers, retain and hire key personnel and/or maintain relationships with their suppliers and business partners; and the risk of any changes in general economic, market or business conditions, or changes in the economic or financial condition of Cliffs and AK Steel. Other risks to Cliffs and AK Steel and factors that may present significant additional obstacles to the realization of forward-looking statements or that could have a material adverse effect on Cliffs’ and AK Steel’s respective financial condition, operating results, credit rating, liquidity and businesses generally are described under the caption “Risk Factors” in Cliffs’ and AK Steel’s respective Annual Reports on Form 10-K for the year ended December 31, 2018 and other periodic reports filed with the Securities and Exchange Commission (the “SEC”) as well as in the Registration Statement (as defined below).
Unless expressly stated otherwise, forward-looking statements are based on the expectations and beliefs of the respective management teams of Cliffs and AK Steel based on information currently available. Forward-looking statements are subject to inherent risks and uncertainties and are based on assumptions and estimates that are inherently affected by the respective operations and business environments of Cliffs and AK Steel, including economic, competitive, regulatory and operational risks, many of which are beyond the control of Cliffs and AK Steel and which are difficult to predict and may turn out to be wrong. The foregoing list of factors should not be construed to be exhaustive. There is no assurance that the actions, events or results of the forward-looking statements will occur, or, if any of them do, when they will occur or what effect they will have on the results of operations, financial condition or cash flows of Cliffs or AK Steel. In view of these uncertainties, Cliffs and AK Steel caution that investors should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Cliffs and AK Steel undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.
Additional Information and Where to Find It
In connection with the proposed Merger, Cliffs filed with the SEC a registration statement on Form S-4 (File No. 333-235855) (as it may be amended and supplemented from time to time, the “Registration Statement”) that was declared effective by the SEC on February 2, 2020, and which includes a joint proxy statement of Cliffs and AK Steel and also constitutes a prospectus of Cliffs. Cliffs and AK Steel may also file other documents with the SEC regarding the proposed Merger. This release is not a substitute for the Registration Statement or any other such document that Cliffs or AK Steel may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. The definitive joint proxy statement/prospectus was mailed to shareholders of Cliffs and stockholders of AK Steel on or about February 5, 2020. Investors and securityholders may obtain copies of the Registration Statement and the other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. Documents filed with the SEC by Cliffs are also available from Cliffs free of charge at its website, www.clevelandcliffs.com, or by contacting

Cliffs’ Investor Relations at 216.694.6544. Documents filed with the SEC by AK Steel are also available from AK Steel free of charge at its website, www.aksteel.com, or by contacting AK Steel’s Investor Relations at 513.425.5215.
Participants in the Solicitation Regarding the Proposed Merger
Cliffs and AK Steel and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information regarding Cliffs’ directors and officers, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement for Cliffs’ 2019 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 12, 2019. Information concerning AK Steel’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement for AK Steel’s 2019 annual meeting of stockholders, as filed with the SEC on Schedule 14A on April 10, 2019. Additional information regarding the interests of these participants is included in the joint proxy statement/prospectus that forms part of the Registration Statement, as well as other relevant materials filed with the SEC when such materials become available. Free copies of these documents may be obtained from the sources indicated above.

SOURCE: Cleveland-Cliffs Inc.

MEDIA CONTACT:		INVESTOR CONTACT:
Patricia Persico Director, Global Communications (216) 694-5316		Paul Finan Director, Investor Relations (216) 694-6544
FINANCIAL TABLES FOLLOW ###

CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
STATEMENTS OF UNAUDITED CONDENSED CONSOLIDATED OPERATIONS

	(In Millions, Except Per Share Amounts)
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues from product sales and services	$534.1	$696.3	$1,989.9	$2,332.4
Cost of goods sold	(407.2)	(494.3)	(1,414.2)	(1,522.8)
Sales margin	126.9	202.0	575.7	809.6
Other operating expense:
Selling, general and administrative expenses	(37.2)	(34.6)	(119.4)	(113.5)
Miscellaneous - net	(8.0)	(4.2)	(27.0)	(22.9)
Total other operating expense	(45.2)	(38.8)	(146.4)	(136.4)
Operating income	81.7	163.2	429.3	673.2
Other income (expense):
Interest expense, net	(24.7)	(25.8)	(101.2)	(118.9)
Loss on extinguishment of debt	—	(7.0)	(18.2)	(6.8)
Other non-operating income	0.9	4.1	2.2	17.2
Total other expense	(23.8)	(28.7)	(117.2)	(108.5)
Income from continuing operations before income taxes	57.9	134.5	312.1	564.7
Income tax benefit (expense)	5.5	489.6	(17.6)	475.2
Income from continuing operations	63.4	624.1	294.5	1,039.9
Income (loss) from discontinued operations, net of tax	(0.2)	(14.6)	(1.7)	88.2
Net income	$63.2	$609.5	$292.8	$1,128.1

Earnings (loss) per common share attributable to Cliffs shareholders - basic
Continuing operations	$0.23	$2.11	$1.07	$3.50
Discontinued operations	—	(0.05)	(0.01)	0.30
	$0.23	$2.06	$1.06	$3.80
Earnings (loss) per common share attributable to Cliffs shareholders - diluted
Continuing operations	$0.23	$2.03	$1.04	$3.42
Discontinued operations	—	(0.05)	(0.01)	0.29
	$0.23	$1.98	$1.03	$3.71
Average number of shares (in thousands)
Basic	271,021	295,942	276,761	297,176
Diluted	273,521	307,313	284,480	304,141

CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
STATEMENTS OF UNAUDITED CONDENSED CONSOLIDATED FINANCIAL POSITION

	(In Millions)
	December 31,
	2019	2018
ASSETS
Current Assets:
Cash and cash equivalents	$352.6	$823.2
Accounts receivable, net	94.0	226.7
Inventories	317.4	181.1
Derivative assets	45.8	91.5
Income tax receivable, current	58.6	117.3
Other current assets	29.5	39.8
Total current assets	897.9	1,479.6
Non-current assets:
Property, plant and equipment, net	1,929.0	1,286.0
Income tax receivable, non-current	62.7	121.3
Deferred income taxes	459.5	464.8
Other non-current assets	154.7	177.9
TOTAL ASSETS	$3,503.8	$3,529.6
LIABILITIES
Current liabilities:
Accounts payable	$193.2	$186.8
Accrued liabilities	126.3	158.9
State and local taxes payable	37.9	35.5
Other current liabilities	52.0	87.0
Total current liabilities	409.4	468.2
Non-current liabilities:
Long-term debt	2,113.8	2,092.9
Pension and OPEB liabilities	311.5	248.7
Environmental and mine closure obligations	164.9	172.0
Other non-current liabilities	146.3	123.6
TOTAL LIABILITIES	3,145.9	3,105.4
EQUITY
TOTAL EQUITY	357.9	424.2
TOTAL LIABILITIES AND EQUITY	$3,503.8	$3,529.6

CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
STATEMENTS OF UNAUDITED CONDENSED CONSOLIDATED CASH FLOWS

	(In Millions)
	Year Ended December 31,
	2019	2018
OPERATING ACTIVITIES
Net income	$292.8	$1,128.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	85.1	89.0
Deferred income taxes	16.8	(460.5)
Loss on extinguishment of debt	18.2	6.8
Loss (gain) on derivatives	46.8	(110.2)
Gain on foreign currency translation	—	(228.1)
Other	65.4	20.7
Changes in operating assets and liabilities:
Receivables and other assets	254.5	51.7
Inventories	(136.3)	43.5
Payables, accrued expenses and other liabilities	(80.8)	(62.5)
Net cash provided by operating activities	562.5	478.5
INVESTING ACTIVITIES
Purchase of property, plant and equipment	(639.0)	(208.6)
Deposits for property, plant and equipment	(17.0)	(87.5)
Other investing activities	11.6	23.0
Net cash used by investing activities	(644.4)	(273.1)
FINANCING ACTIVITIES
Repurchase of common shares	(252.9)	(47.5)
Dividends paid	(72.1)	—
Proceeds from issuance of debt	720.9	—
Debt issuance costs	(6.8)	(1.5)
Repurchase of debt	(729.3)	(234.5)
Distributions of partnership equity	(44.2)	(44.2)
Other financing activities	(9.7)	(47.5)
Net cash used by financing activities	(394.1)	(375.2)
Effect of exchange rate changes on cash	—	(2.3)
Decrease in cash and cash equivalents, including cash classified within other current assets related to discontinued operations	(476.0)	(172.1)
Less: decrease in cash and cash equivalents from discontinued operations, classified within other current assets	(5.4)	(17.0)
Net decrease in cash and cash equivalents	(470.6)	(155.1)
Cash and cash equivalents at beginning of year	823.2	978.3
Cash and cash equivalents at end of year	$352.6	$823.2

1 CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EBITDA AND ADJUSTED EBITDA
In addition to the consolidated financial statements presented in accordance with U.S. GAAP, the Company has presented EBITDA and adjusted EBITDA on a consolidated basis. EBITDA and Adjusted EBITDA are non-GAAP financial measures that management uses in evaluating operating performance. The presentation of these measures is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with U.S. GAAP. The presentation of these measures may be different from non-GAAP financial measures used by other companies. A reconciliation of these consolidated measures to their most directly comparable GAAP measures is provided in the table below.

	(In Millions)
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income	$63.2	$609.5	$292.8	$1,128.1
Less:
Interest expense, net	(24.8)	(25.8)	(101.6)	(121.3)
Income tax benefit (expense)	5.5	474.7	(17.6)	460.3
Depreciation, depletion and amortization	(22.0)	(20.4)	(85.1)	(89.0)
EBITDA	$104.5	$181.0	$497.1	$878.1

Less:
Impact of discontinued operations	$(0.1)	$0.2	$(1.3)	$120.6
Loss on extinguishment of debt	—	(7.0)	(18.2)	(6.8)
Severance costs	—	—	(1.7)	—
Acquisition costs	(6.5)	—	(6.5)	—
Foreign exchange remeasurement	—	(0.2)	—	(0.9)
Impairment of other long-lived assets	—	—	—	(1.1)
Adjusted EBITDA[1]	$111.1	$188.0	$524.8	$766.3

NON-GAAP RECONCILIATION - EBITDA AND ADJUSTED EBITDA OUTLOOK

(In Millions)
Year Ending December 31,
2020
Net income	$300 - 325
Less:
Interest expense, net	(125)
Income tax expense	(25)
Depreciation, depletion and amortization	(100)
EBITDA	$550 - 575

Less:
Adjustments*	$—
Adjusted EBITDA	$550 - 575
*Adjustments to EBITDA are unpredictable by nature and thus cannot be forecasted.

2 CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION EXPLANATIONS
The Company presents cash cost of goods sold rate per long ton, which is a non-GAAP financial measure that management uses in evaluating operating performance. Cliffs believes the presentation of non-GAAP cash cost of goods sold is useful to investors because it excludes depreciation, depletion and amortization, which are non-cash, and freight, which has no impact on sales margin, thus providing a more accurate view of the cash outflows related to the sale of iron ore. The presentation of this measure is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with U.S. GAAP. The presentation of this measure may be different from non-GAAP financial measures used by other companies. Below is a reconciliation in dollars of this non-GAAP financial measure to the Mining and Pelletizing segment cost of goods sold.

	(In Millions)
	Mining and Pelletizing
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Cost of goods sold	$(435.7)	$(494.3)	$(1,469.2)	$(1,522.8)
Less:
Freight	(43.8)	(49.9)	(141.8)	(160.1)
Depreciation, depletion & amortization	(20.1)	(19.0)	(79.0)	(68.2)
Cash cost of goods sold	$(371.8)	$(425.4)	$(1,248.4)	$(1,294.5)